Exhibit 3.1
                               -----------

                                 Form 1

                               (Section 5)

                               COMPANY ACT

                               MEMORANDUM

I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1.   The name of the Company is "HEMPTOWN CLOTHING INC."

2. The authorized capital of the Company consists of One Hundred Thousand (100,000) common shares without par value.

3. I agree to take the number, kind and class of shares in the Company set opposite my name.

--------------------------------------------------------------------------------------
Full Name, Residential Address and             Number, Kind and Class of Shares
Occupation of Subscriber                       Taken by Subscriber
--------------------------------------------------------------------------------------
                                               One (1) Common share without par value

Signature:  "Jerry Kroll"
           --------------------------
              JERRY KROLL

Residential address:
300 - 535 Thurlow Street,
Vancouver, B.C.
V6E 3L2
Businessman

--------------------------------------------------------------------------------------
TOTAL SHARES TAKEN                             One (1) Common share without par value
--------------------------------------------------------------------------------------

DATED as of the 18th day of September, 1998.

                      PROVINCE OF BRITISH COLUMBIA

                                 FORM 19

                              (Section 348)

                               COMPANY ACT

                           SPECIAL RESOLUTION

                                                           Certificate of
                                                 Incorporation No. 572867

          The following special resolution was passed by the company referred to below on the date stated:

Name of Company:    HEMPTOWN CLOTHING INC.

Date resolution passed:  January 14, 2000

Resolution

ALTERATION OF MEMORANDUM
------------------------

The authorized capital of the Company be altered by increasing the number of Common shares without par value from One Hundred Thousand (100,000) Common shares to One Hundred Million (100,000,000) Common shares without par value AND THAT the second paragraph of the Memorandum of the Company be altered accordingly.

The Memorandum as altered is attached.

Certified a true copy the 18th day of January, 2000.

                                     "Joel Guralnick"
                                   --------------------------------------
                                   Signature
                                   Relationship to Company:  Solicitor

                         HEMPTOWN CLOTHING INC.

        (AS PASSED BY SPECIAL RESOLUTION AS OF JANUARY 14, 2000)



1.   The name of the Company is "HEMPTOWN CLOTHING INC."

2. The authorized capital of the Company consists of One Hundred Million (100,000,000) Common shares without par value.